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                     [PILLSBURY, MADISON & SUTRO LETTERHEAD]


(202) 861-3000

                                January 25, 1999

Network Solutions, Inc.
505 Huntmar Park Drive
Herndon, Virginia 20170

               Re:  Registration Statement on Form S-3

Ladies and Gentlemen:

        We are acting as counsel for Network Solutions, Inc., a Delaware corporation (the "Company"), in connection with the registration by the Company of up to 5,267,000 shares of its Class A Common Stock, par value $.001 per share (the "Class A Common Stock"), pursuant to a Registration Statement on Form S-3 filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"). (Such Registration Statement, as amended, and including any registration statement related thereto and filed pursuant to Rule 462(b) under the Securities Act is herein referred to as the "Registration Statement"). The Registration Statement relates to an offering (the "Offering") of 4,580,000 shares of Class A Common Stock (the "Secondary Shares") by certain stockholders of the Company (the "Selling Stockholders") and 687,000 shares (the "Primary Shares") by the Company pursuant to an over-allotment option granted to the underwriters. Of the Secondary Shares, 4,500,000 shares (the "Conversion Shares") will be issued by the Company immediately prior to the consummation of the Offering upon the conversion of an equal number of shares of Class B Common Stock, par value $.001 per share (the "Class B Common Stock") held by a Selling Stockholder. As counsel for the Company, we have participated in the preparation of the Registration Statement.



        We are of the opinion that:

        (1) The Secondary Shares are duly authorized and validly reserved for issuance and, when (a) the Registration Statement becomes effective under the Securities Act, (b) the Conversion Shares have been issued in accordance with the terms of the Company's Certificate of Incorporation upon conversion of the Class B Common Stock and (c) certificates representing the Conversion Shares have been duly executed and delivered on behalf of the Company and countersigned by the Company's transfer agent/registrar, the Secondary Shares will be legally issued, fully paid and nonassessable.


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Network Solutions, Inc.
January 25, 1999
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        (2)     The Primary Shares are duly authorized and, when (a) the
                Registration Statement becomes effective under the Securities Act and (b) issued and sold by the Company in the manner described in the Registration Statement and in accordance with the resolutions adopted by the Board of Directors of the Company, will be legally issued, fully paid and nonassessable.

        We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the use of our name under the caption "Legal Matters" in the Registration Statement and in the Prospectus included therein.



                                    Very truly yours,

                                    /s/ PILLSBURY MADISON & SUTRO LLP

                                    PILLSBURY MADISON & SUTRO LLP